Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of eMagin Corporation of our report dated March 28, 2017, relating to the consolidated financial statements of eMagin Corporation, appearing in the Annual Report on Form 10-K of eMagin Corporation for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ RSM US LLP

Stamford, Connecticut
June 19, 2017